Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑3 (No. 333-215443) and Form S-8 (Nos. 333-207674 and 333-215822) of MyoKardia, Inc. of our report dated March 13, 2017 relating to the financial statements, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

San Jose, California

March 13, 2017